Exhibit 99.1

THE WENDY’S COMPANY REPORTS FIRST QUARTER 2025 RESULTS

•	Global systemwide sales were $3.4 billion, a decrease of 1.1%

•	Added 68 net new restaurants and remain on track to deliver full-year net unit growth of 2-3%

•	Increased global digital sales mix to a record 20.3%

•	Returned $173.5 million to shareholders through dividends and share repurchases

•	Updates full-year 2025 outlook to reflect the current consumer environment

Dublin, Ohio (May 2, 2025) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the first quarter ended March 30, 2025.

“We continued to deliver for our customers during the first quarter. In the U.S. we held both traffic and dollar share in a challenging consumer environment, and in our International business we grew systemwide sales by 8.9%,” said Kirk Tanner, President and Chief Executive Officer. “Importantly, we made progress on the strategic priorities we laid out at our investor day: providing fresh, famous food, delivering an exceptional customer experience, and accelerating global net unit growth. This included implementing a new field structure to better support franchisees and adding 68 net new restaurants across the globe.”

“Looking ahead, we remain focused on these strategic priorities which will position Wendy’s to win in the market and drive long-term growth across our global system of restaurants.”

Operational Highlights	First Quarter 2024			First Quarter 2025
	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth(1) (2)	1.7%	8.8%	2.6%	(2.6)%	8.9%	(1.1)%
Same-Restaurant Sales Growth(1) (2)	0.6%	3.2%	0.9%	(2.8)%	2.3%	(2.1)%
Systemwide Sales (In US$ Millions) (2) (3)	$2,994.0	$454.0	$3,448.0	$2,916.1	$473.2	$3,389.3
Restaurant Openings - Total / Net	18 / (2)	17 / 10	35 / 8	28 / 25	46 / 43	74 / 68
Quarter End Restaurant Count	6,028	1,220	7,248	5,958	1,350	7,308

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	First Quarter
	2024	2025	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$534.8	$523.5	(2.1)%
Adjusted Revenues(1)	$429.8	$423.1	(1.6)%
U.S. Company-Operated Restaurant Margin	15.3%	14.8%	(0.5)%
General and Administrative Expense	$63.8	$68.2	(6.9)%
Operating Profit	$81.2	$83.1	2.3%
Net Income	$42.0	$39.2	(6.7)%
Adjusted EBITDA(1)	$127.8	$124.5	(2.6)%
Reported Diluted Earnings Per Share	$0.20	$0.19	(5.0)%
Adjusted Earnings Per Share(1)	$0.23	$0.20	(13.0)%
Cash Flow from Operations	$100.0	$85.4	(14.6)%
Free Cash Flow(1) (2)	$56.0	$68.0	21.4%

(1) See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of the non-GAAP financial measures included in this release.

(2) Beginning with the three months ended March 30, 2025, the Company modified its definition of free cash flow to reflect expenditures related to its franchise development fund. The prior period has been revised to conform to the current year presentation.

First Quarter Financial Highlights

Systemwide Sales Growth

Global systemwide sales declined primarily due to lower same-restaurant sales in the U.S. segment, partially offset by contributions from net new restaurant openings and same-restaurant sales growth in the International segment.

Total Revenues

The decrease in total revenues resulted primarily from lower Company-operated restaurant sales, lower advertising funds revenue and lower franchise royalty revenue, partially offset by an increase in franchise fees.

U.S. Company-Operated Restaurant Margin

The decrease in U.S. Company-operated restaurant margin was primarily due to commodity inflation, a decline in traffic and labor rate inflation, partially offset by an increase in average check and labor efficiencies.

General and Administrative Expense

The increase in general and administrative expense was primarily due to an increase in employee compensation and benefits, including investments in resources to support technology and operations initiatives.

Net Income

Net income declined primarily due to a decrease in investment income and an increase in interest expense. These were partially offset by an increase in operating profit.

Adjusted EBITDA

The decrease in adjusted EBITDA was primarily driven by an increase in general and administrative expense, a decrease in franchise royalties, and a decrease in U.S. Company-operated restaurant margin. These were partially offset by an increase in other operating income and a decrease in the Company’s investment in advertising spend.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of $0.14 per share. The dividend is payable on June 16, 2025, to shareholders of record as of June 2, 2025.

Share Repurchases

The Company repurchased 8.2 million shares for $124.1 million in the first quarter of 2025. Year to date through April 25, the Company repurchased 12.0 million shares for $175.0 million. As of April 25, approximately $60.0 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

2025 Outlook

The Company Reaffirms:

•	Global net unit growth: 2 to 3 percent

•	Capital expenditures: $100 to $110 million

The Company Now Expects:

•	Global systemwide sales growth: (2.0) percent to flat

•	Adjusted earnings per share: $0.92 to $0.98

•	Adjusted EBITDA: $530 to $545 million

•	Free cash flow: $250 to $270 million (excluding expenditures related to the Company’s franchise development fund)

The Company is modifying its definition of free cash flow to reflect expenditures related to its franchise development fund beginning with its first quarter 2025 results. Additional details will be provided during the conference call.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, May 2

The Company will host a conference call on Friday, May 2 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 683875. A replay of the webcast will be available on the Company’s Investor Relations website.

About Wendy’s

The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

* Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (5) the effectiveness of the Company’s marketing and advertising programs and new product development; (6) the Company’s ability to manage the impact of social or digital media; (7) the Company’s ability to protect its intellectual property; (8) food safety events or health concerns involving the Company’s products; (9) our ability to deliver accelerated global sales growth and achieve or maintain market share across our dayparts; (10) the Company’s ability to achieve its growth strategy through new restaurant development; (11) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (12) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (13) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (14) changes in commodity and other operating costs; (15) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (16) the impact of increased labor costs or labor shortages; (17) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (18) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (19) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (20) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (21) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (22) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (23) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (24) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (25) risks associated with the Company’s predominantly franchised business model; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow.

The Company uses adjusted revenue, adjusted EBITDA and adjusted earnings per share as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA is also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA and adjusted earnings per share provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, and adjusted earnings per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) expenditures related to the Company’s franchise development fund and (iii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

In addition, this release includes forward-looking projections for certain non-GAAP financial measures, including adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, gain on early extinguishment of debt, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three Month Periods Ended March 31, 2024 and March 30, 2025

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2024	2025
Revenues:
Sales	$225,323	$219,510
Franchise royalty revenue	125,680	121,675
Franchise fees	20,820	23,473
Franchise rental income	57,986	58,454
Advertising funds revenue	104,944	100,360

	534,753	523,472

Costs and expenses:
Cost of sales	192,113	188,169
Franchise support and other costs	14,742	16,596
Franchise rental expense	31,778	30,701
Advertising funds expense	107,374	101,528
General and administrative	63,757	68,204
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	35,518	36,549
Amortization of cloud computing arrangements	3,542	4,167
System optimization losses, net	127	90
Reorganization and realignment costs	5,673	(692)
Impairment of long-lived assets	2,006	1,421
Other operating income, net	(3,033)	(6,387)

	453,597	440,346

Operating profit	81,156	83,126
Interest expense, net	(30,535)	(31,477)
Investment loss, net	—	(1,718)
Other income, net	6,836	4,986

Income before income taxes	57,457	54,917
Provision for income taxes	(15,464)	(15,685)

Net income	$41,993	$39,232

Net income per share:
Basic	$.20	$.20
Diluted	.20	.19
Number of shares used to calculate basic income per share	205,372	200,643

Number of shares used to calculate diluted income per share	206,971	201,617

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 29, 2024 and March 30, 2025

(In Thousands Except Par Value)

(Unaudited)

	December 29, 2024	March 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$450,512	$335,259
Restricted cash	34,481	34,644
Accounts and notes receivable, net	99,926	102,474
Inventories	6,529	6,200
Prepaid expenses and other current assets	45,563	48,428
Advertising funds restricted assets	99,129	117,193

Total current assets	736,140	644,198
Properties	907,787	907,444
Finance lease assets	244,954	251,093
Operating lease assets	679,777	661,077
Goodwill	771,468	771,645
Other intangible assets	1,192,264	1,184,334
Investments	29,006	26,770
Net investment in sales-type and direct financing leases	288,048	285,936
Other assets	185,399	186,985

Total assets	$5,034,843	$4,919,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$78,163	$78,334
Current portion of finance lease liabilities	22,509	23,035
Current portion of operating lease liabilities	50,068	50,348
Accounts payable	28,455	24,856
Accrued expenses and other current liabilities	118,224	138,945
Advertising funds restricted liabilities	100,212	117,987

Total current liabilities	397,631	433,505
Long-term debt	2,662,130	2,656,519
Long-term finance lease liabilities	575,363	584,238
Long-term operating lease liabilities	704,333	683,639
Deferred income taxes	263,420	262,549
Deferred franchise fees	88,387	88,057
Other liabilities	84,227	80,736

Total liabilities	4,775,491	4,789,243
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 203,834 and 195,846 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,982,102	2,984,865
Retained earnings	399,700	389,481
Common stock held in treasury, at cost; 266,590 and 274,578 shares, respectively	(3,094,739)	(3,218,308)
Accumulated other comprehensive loss	(74,753)	(72,841)

Total stockholders’ equity	259,352	130,239

Total liabilities and stockholders’ equity	$5,034,843	$4,919,482

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Month Periods Ended March 31, 2024 and March 30, 2025

(In Thousands)

(Unaudited)

	Three Months Ended
	2024	2025
Cash flows from operating activities:
Net income	$41,993	$39,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	35,518	36,549
Amortization of cloud computing arrangements	3,542	4,167
Share-based compensation	5,853	5,572
Impairment of long-lived assets	2,006	1,421
Deferred income tax	603	306
Non-cash rental expense, net	10,974	10,350
Change in operating lease liabilities	(12,112)	(12,131)
Net receipt of deferred vendor incentives	8,584	11,178
System optimization losses, net	127	90
Distributions received from joint ventures, net of equity in earnings	430	717
Long-term debt-related activities, net	1,870	1,873
Cloud computing arrangements expenditures	(2,865)	(2,417)
Changes in operating assets and liabilities and other, net	3,464	(11,492)

Net cash provided by operating activities	99,987	85,415

Cash flows from investing activities:
Capital expenditures	(17,354)	(17,679)
Franchise development fund	(4,741)	(5,813)
Dispositions	26	55
Notes receivable, net	1,256	1,949

Net cash used in investing activities	(20,813)	(21,488)

Cash flows from financing activities:
Proceeds from long-term debt	—	15,000
Repayments of long-term debt	(7,313)	(15,813)
Repayments of finance lease liabilities	(5,465)	(5,238)
Repurchases of common stock	(7,295)	(122,784)
Dividends	(51,374)	(49,432)
Proceeds from stock option exercises	932	273
Payments related to tax withholding for share-based compensation	(2,115)	(1,326)

Net cash used in financing activities	(72,630)	(179,320)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	6,544	(115,393)
Effect of exchange rate changes on cash	(2,274)	744

Net increase (decrease) in cash, cash equivalents and restricted cash	4,270	(114,649)
Cash, cash equivalents and restricted cash at beginning of period	588,816	503,608

Cash, cash equivalents and restricted cash at end of period	$593,086	$388,959

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three Month Periods Ended March 31, 2024 and March 30, 2025

(In Thousands)

(Unaudited)

	Three Months Ended
	2024	2025
Net income	$41,993	$39,232
Provision for income taxes	15,464	15,685

Income before income taxes	57,457	54,917
Other income, net	(6,836)	(4,986)
Investment loss, net	—	1,718
Interest expense, net	30,535	31,477

Operating profit	81,156	83,126
Plus (less):
Advertising funds revenue	(104,944)	(100,360)
Advertising funds expense (a)	104,737	100,216
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	35,518	36,549
Amortization of cloud computing arrangements	3,542	4,167
System optimization losses, net	127	90
Reorganization and realignment costs	5,673	(692)
Impairment of long-lived assets	2,006	1,421

Adjusted EBITDA	$127,815	$124,517

Revenues	$534,753	$523,472
Less:
Advertising funds revenue	(104,944)	(100,360)

Adjusted revenues	$429,809	$423,112

(a)

Excludes advertising funds expense of $2,487 and $159 for the three months ended March 31, 2024 and March 30, 2025, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $150 and $1,153 for the three months ended March 31, 2024 and March 30, 2025, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three Month Periods Ended March 31, 2024 and March 30, 2025

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2024	2025
Net income	$41,993	$39,232

Plus (less):
Advertising funds revenue	(104,944)	(100,360)
Advertising funds expense (a)	104,737	100,216
System optimization losses, net	127	90
Reorganization and realignment costs	5,673	(692)
Impairment of long-lived assets	2,006	1,421

Total adjustments	7,599	675
Income tax impact on adjustments (b)	(1,644)	(209)

Total adjustments, net of income taxes	5,955	466

Adjusted income	$47,948	$39,698

Diluted earnings per share	$.20	$.19
Total adjustments per share, net of income taxes	.03	.01

Adjusted earnings per share	$.23	$.20

(a)

Excludes advertising funds expense of $2,487 and $159 for the three months ended March 31, 2024 and March 30, 2025, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $150 and $1,153 for the three months ended March 31, 2024 and March 30, 2025, respectively.

(b)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Three Month Periods Ended March 31, 2024 and March 30, 2025

(In Thousands)

(Unaudited)

	Three Months Ended
	2024	2025
Net cash provided by operating activities	$99,987	$85,415
Plus (less):
Capital expenditures	(17,354)	(17,679)
Franchise development fund	(4,741)	(5,813)
Advertising funds impact (a)	(21,850)	6,093

Free cash flow	$56,042	$68,016

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”